Belcourt Associates, Inc.
7 Canyon Rim
Newport Coast, CA 92657

December 21, 2011

Chaojun Wang,CEO
Longhai Steel, Inc.
Xingtai, Hebei Province
P.R.C.

This letter sets forth the basis on which Steven J. Ross ("Ross") is engaged by Longhai Steel Inc. (the "Company") to act as Executive Vice President and a Member of the Board of Directors for the US public entity (LGHS.OB).

1. Nature of Services

Responsibilities:

a) Corporate Governance:
Responsible for US public entity – Board of Directors and Board Committee composition & relations; Identification & recruitment of Independent Directors; Corporate compliance & Regulatory matters
a) Corporate Development:
Migrating listing to a senior exchange; Maintaining listing; Coordination & communication with brokers, dealers and advisors
b) Corporate Communications:
Responsible for shareholder & investor communications, presentations & press releases
c) Investor & Shareholder Relations:
Responsible for development and maintenance of investor, shareholder & analyst relationships
d) International Development:
Responsible for identification and development of international market for US public entity

Initial Objectives:

a) Prepare Company for migration to senior exchange; launch and manage process
b) Prepare and relaunch communications with investors, shareholders & investment bankers
c) Reconstitute Company Board of Directors

SR

d) Identify and launch communications with potential investors (both in US and Europe), with a goal of creating liquidity and an increase in share price to coincide with Company moving listing to a senior exchange

2. Term of Agreement

This agreement is for a one year period, commencing January 1, 2012, renewable annually upon mutual agreement.

3. Compensation for Services

a) The Company agrees to pay Belcourt Associates a fee of $10,000 per month commencing January 1, 2012. Payments will be made on the first day of each month.
b) Commencing immediately upon the Company moving its listing to a senior exchange or a successful capital raise or private placement, the Company agrees to a one year employment contract for Ross as Executive Vice President and a Director at $20,000 per month plus all direct expenses and standard executive health benefits, subject to renewal based upon mutual agreement. Ross will be eligible for bonus compensation of up to 50% of base salary tied to objectives that will be established by Company management.
c) Ross will be granted an option to purchase 300,000 shares at the market bid price on the effective date of entering this agreement, 50% to vest at the start of the engagement (January 1, 2012) and 50% to vest at the end of the initial one year engagement period (December 31, 2012).

4. Travel & Expenses

Company agrees to reimburse Ross immediately upon presentation of receipts for all business-related and travel and entertainment expenses.

5. Indemnity

Each party shall indemnify the other and its partners, officers, directors, and employees against all claims, damages, liability, and litigating expenses (including the expense of investigation and defending such claims) as the same as incurred, relating to or arising out of its activities hereunder , except to the extent that any claims, damages, liability, or expense, if found on a final judgment by a court of law to have resulted from the other's willful misconduct or gross negligence in performing the services described above.

6. Termination

After the initial engagement period, this Agreement may be terminated after three months by either party at the end of any subsequent calendar month. The terminating party shall give written notice to the other party at least thirty days prior to such termination.

7. Entire Agreement

This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understanding, and agreements between the parties. This Agreement cannot be modified or changed, nor can any of its provisions be waived, except in writing signed by all parties.

8. Governing Law

This Agreement shall be governed by the laws of the State of California, without regard to conflicts of law principles thereof.

Please confirm the foregoing is in accordance with your understanding by signing and returning to us the duplicate of this letter.

Very truly yours,

By:____________________
Steven J. Ross
President

Accepted and Agreed to:

By:____________________
Longhai Steel, Inc.